Exhibit 99.1

Contact:	John L. Morgan
763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES

SECOND QUARTER RESULTS

Minneapolis, MN (July 18, 2012) — Winmark Corporation (Nasdaq: WINA) announced today net income for the quarter ended June 30, 2012 of $3,404,400 (or $.65 per share diluted) compared to net income of $3,400,200 (or $.65 per share diluted) in 2011.  For the six months ended June 30, 2012, net income was $6,920,400 (or $1.31 per share diluted) compared to net income of $6,426,500 (or $1.23 per share diluted) for the same period last year.

John L. Morgan, Chairman and Chief Executive Officer, stated, “Our second quarter results for the franchising business continue to show steady growth in both royalties and new franchise agreements.  Profits from our leasing business were lower when compared to last year due to unpredictable events in our portfolio.  These timing issues will continue to create ‘lumpiness’ in our leasing results.  Management is diligent in adding new customers and building a portfolio of leases that ensure our long-term success.”

Winmark Corporation creates, supports and finances business.  At June 30, 2012, there were 946 franchises in operation under the brands Plato’s Closet®, Play It Again Sports®, Once Upon A Child® and Music Go Round®.  An additional 60 retail franchises have been awarded but are not open.  In addition, at June 30, 2012, the Company had a lease portfolio equal to $32.1 million.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company including statements with respect to our ability to finance the growth of our leasing and franchising businesses for the foreseeable future.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

WINMARK CORPORATION

CONDENSED BALANCE SHEETS

(unaudited)

	June 30, 2012	December 31, 2011
ASSETS
Current Assets:
Cash and cash equivalents	$2,037,300	$9,020,100
Marketable securities	116,600	1,043,800
Receivables, net	1,041,900	1,316,200
Net investment in leases - current	11,454,500	11,746,900
Income tax receivable	1,171,000	116,500
Inventories	84,600	68,500
Prepaid expenses	401,100	362,000
Total current assets	16,307,000	23,674,000
Net investment in leases — long-term	20,618,000	18,102,000
Long-term investments, net	3,539,300	3,817,400
Property and equipment, net	1,323,500	1,474,800
Other assets	677,500	677,500
	$42,465,300	$47,745,700
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Line of credit	$12,800,000	$—
Accounts payable	1,252,300	1,460,300
Accrued liabilities	2,187,500	1,346,000
Discounted lease rentals	403,200	20,800
Rents received in advance	276,800	274,700
Deferred revenue	1,635,600	1,212,400
Deferred income taxes	3,487,900	3,464,800
Total current liabilities	22,043,300	7,779,000
Long-Term Liabilities:
Discounted lease rentals	542,900	—
Rents received in advance	152,200	269,400
Deferred revenue	882,800	844,300
Other liabilities	1,351,500	1,389,200
Deferred income taxes	2,607,100	2,355,100
Total long-term liabilities	5,536,500	4,858,000
Shareholders’ Equity:
Common stock, no par, 10,000,000 shares authorized, 5,026,698 and 4,987,643 shares issued and outstanding	—	629,800
Accumulated other comprehensive income	2,200	17,000
Retained earnings	14,883,300	34,461,900
Total shareholders’ equity	14,885,500	35,108,700
	$42,465,300	$47,745,700

WINMARK CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Quarter Ended		Six Months Ended
	June 30, 2012	June 25, 2011	June 30, 2012	June 25, 2011
REVENUE:
Royalties	$7,693,900	$6,819,300	$15,982,400	$13,872,100
Leasing income	3,285,000	6,980,200	5,677,100	10,215,200
Merchandise sales	656,800	833,000	1,366,600	1,334,400
Franchise fees	270,000	245,000	555,000	320,000
Other	286,700	347,300	444,700	588,000
Total revenue	12,192,400	15,224,800	24,025,800	26,329,700
COST OF MERCHANDISE SOLD	633,500	794,200	1,297,800	1,277,100
LEASING EXPENSE	325,700	3,340,200	565,500	3,858,900
PROVISION FOR CREDIT LOSSES	(14,900)	(24,100)	(67,900)	21,300
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	5,221,600	5,030,400	10,357,700	9,876,300
Income from operations	6,026,500	6,084,100	11,872,700	11,296,100
LOSS FROM EQUITY INVESTMENTS	(240,700)	(142,900)	(278,100)	(219,900)
IMPAIRMENT OF INVESTMENT IN NOTES	—	(252,900)	—	(252,900)
INTEREST EXPENSE	(122,300)	(26,900)	(192,100)	(58,000)
INTEREST AND OTHER INCOME	(10,000)	13,900	36,300	31,100
Income before income taxes	5,653,500	5,675,300	11,438,800	10,796,400
PROVISION FOR INCOME TAXES	(2,249,100)	(2,275,100)	(4,518,400)	(4,369,900)
NET INCOME	$3,404,400	$3,400,200	$6,920,400	$6,426,500
EARNINGS PER SHARE — BASIC	$.67	$.68	$1.37	$1.29
EARNINGS PER SHARE — DILUTED	$.65	$.65	$1.31	$1.23
WEIGHTED AVERAGE SHARES OUTSTANDING — BASIC	5,056,289	4,980,844	5,054,620	4,985,220
WEIGHTED AVERAGE SHARES OUTSTANDING — DILUTED	5,268,245	5,239,443	5,274,223	5,227,468